UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 29, 2005


                          MONTGOMERY REALTY GROUP, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                      000-30724                88-0377199
--------------------------------     ------------           -------------------
(State or other jurisdiction of      (Commission             (I.R.S. Employer
 incorporation or organization)      File Number)           Identification No.)

          400 Oyster Point Blvd., Suite 415
           South San Francisco, California                  94080
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      (Address of principal executive offices)            (Zip Code)

                                 (650) 266-8080
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              (Registrant's telephone number, including area code)

                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

              ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         See Item 2.01 below.

         Montgomery Realty Group, Inc. has made arrangements with Oak Creek Property Management to manage the London Square Apartments, the Ashdale Garden Apartments and the Glen Oaks Apartments, all of which are located in Austin, Texas, although the specific terms and conditions of the management agreement have not yet been formalized and reduced to writing between the parties.

            ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         On June 28, 2005, Montgomery terminated its agreement to acquire the real property in South San Francisco, California, referred to as the Old Croatian Building from the Metwally Living Trust, a nonrelated third party. The agreement to acquire the property was disclosed in Montgomery's current report on Form 8-K filed June 20, 2005. The agreement was terminated because the property failed to qualify as a designated reinvestment property pursuant to the provisions governing a tax-free exchange under Section 1031 of the Internal Revenue Code.

          ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On June 29, 2005, Mark D. Zimmerman, as Qualified Exchange Accommodator for Montgomery Realty Group, Inc. as buyer, entered into a Purchase and Sale Agreement with LaSalle Bank National Association, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corporation, Commercial Mortgage Pass-through Certificates, Series 2002 CP3, a nonrelated third-party, as seller, pursuant to which Montgomery agreed to purchase a 112-unit apartment complex located at 1007 East Rundberg Lane, Austin, Texas (the "Glen Oaks Apartment Complex"). On June 30, 2005, the purchase of the Glen Oaks Apartment Complex was closed, with Montgomery taking title to the property directly from the seller. The Glen Oaks Apartment Complex consists of 16 one-bedroom units, 72 two-bedroom units and 24 three-bedroom units situated in nine separate, brick and wood framed buildings, including various amenities such as a swimming pool, laundry facilities, and cable television.

         Montgomery paid the sum of $3,500,000 at the closing. In order to do so, Montgomery obtained a new acquisition loan for the Glen Oaks Apartment Complex in the amount of $2,300,000 with a commercial lender and used approximately $1,310,165 of the remaining funds held by the qualified exchange accommodator from the sale of the Orchard Supply Shopping Center. Montgomery obtained a credit from the Seller in the amount of $189,256.85 for repairs necessitated by a March 2005 hailstorm.

         Having completed the acquisitions of the London Square Apartments, the Ashdale Garden Apartments, and the Glen Oaks Apartment Complex, Montgomery's qualified exchange accommodator has a remaining balance of approximately $212,988, subject to final credits and other adjustments in escrow. On July 5, 2005, following the acquisition of the London Square Apartments, the Ashdale Garden Apartments and the Glen Oaks Apartments, thereby completing Montgomery's tax-free exchange, the Exchange Accommodator terminated the accommodation account and paid the balance of approximately $212,988 over to Montgomery as the beneficiary, pursuant to the Exchange Accommodation Agreement.

                            ------------------------

         This report contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend" and similar words and expressions. Forward-looking statements are not guarantees of completion of proposed transactions, availability of tax-free treatment, increases in property occupancy, or similar matters. Forward-looking statements are subject to risks and uncertainties outside Montgomery's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Montgomery's other SEC reports.

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

                  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. Montgomery will file audited financial statements for the Glen Oaks Apartment Complex on or before September 13, 2005.

         (b) Pro Forma Financial Information. See subparagraph (a) above.

         (c) Exhibits. The following exhibit is filed with this report on Form 8-K:

    Exhibit
    Number                Title of Document                         Location
--------------- --------------------------------------------------- ------------

   Item 10.     Material Contract
--------------- --------------------------------------------------- ------------
    10.20       Purchase and Sale Agreement between Mark D.         This filing.
                Zimmerman, Qualified Exchange Accommodator for Montgomery Realty Group, Inc., Buyer, and Lasalle Bank National Association,
                Seller, dated June 29, 2005


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  MONTGOMERY REALTY GROUP, INC.



Date:  July 5, 2005                               By /s/ Dinesh Maniar
                                                    ---------------------------
                                                    Dinesh Maniar
                                                    Chief Executive Officer

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